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                                                                     EXHIBIT 2.2

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT (the "First Amendment") to the Agreement and Plan of Merger ("Merger Agreement"), dated as of July 23, 1996, by and among OCC Acquisition Company, Inc. ("Mergeco"), Osborn Communications Corporation ("Osborn"), and OCC Holding Corporation ("OCC Holding") is entered into as of February 20, 1997, by and among Mergeco, Osborn, OCC Holding, and Commodore Media, Inc. ("CMI").

                                   RECITALS:

         WHEREAS, Mergeco, pursuant to the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware, will merge with and into Osborn;

         WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as provided herein pursuant to Section 10.3 of the Merger Agreement;

         WHEREAS, among other things, the parties to the Merger Agreement desire, and CMI desires, to replace OCC Holding with CMI as a party to the Merger Agreement for all purposes; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Merger Agreement.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto covenant and agree as follows:

         1. Section 1.4(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                 "(a)     At the Effective Time, the Certificate of
         Incorporation of Osborn, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation."

         2. Section 7.2(e) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                          "(e)    Subscription.  Prior to the Effective Time,
         Frank D. Osborn shall have entered into a Subscription Agreement in substantially the form of Exhibit
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         C attached hereto and thereby subscribed for 1,636,361 shares of common stock, par value $0.01 per share, of Capstar Broadcasting Partners, Inc., a Delaware corporation, in exchange for 117,073 shares of Common Stock held of record by Mr. Osborn. The Closing contemplated by the Subscription Agreement shall have occurred immediately prior to the Effective Time."

         3. As of and after the date hereof, OCC Holding shall not be a party to the Merger Agreement. All references in the Merger Agreement, to OCC Holding, as Parent or otherwise, shall hereby be deemed, as of and after the date hereof, to refer to CMI for all purposes.

         4. CMI, in its capacity as the sole stockholder of Mergeco, by its execution and delivery of this First Amendment, approves and adopts this First Amendment, the Merger Agreement and the transactions contemplated hereby and thereby.

         5. Exhibit A (Restated Certificate of Incorporation of Osborn Communications Corporation) of the Merger Agreement is hereby deleted in its entirety.

         6. Exhibit B (Employment Agreement) of the Merger Agreement is hereby amended and restated to read in its entirety as Exhibit 1 attached hereto.

         7. Exhibit C (Subscription Agreement for OCC Holding Corporation) of the Merger Agreement is hereby amended and restated to read in its entirety as Exhibit 2 attached hereto.

         8. Except as herein specifically amended or supplemented, the Merger Agreement shall continue in full force and effect in accordance with its terms.

         9. This First Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                                           MERGECO:

                                           OCC ACQUISITION COMPANY, INC.


                                           ------------------------------------
                                           By:     Eric C. Neuman
                                           Its:    President


                                           OSBORN:

                                           OSBORN COMMUNICATIONS CORPORATION


                                           ------------------------------------
                                           By:     Frank D. Osborn
                                           Its:    President


                                           OCC HOLDING:

                                           OCC HOLDING CORPORATION


                                           ------------------------------------
                                           By:     Eric C. Neuman
                                           Its:    President

                                           CMI:

                                           COMMODORE MEDIA, INC.


                                           ------------------------------------
                                           By:     R. Steven Hicks
                                           Its:    Chief Executive Officer